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                                                                    EXHIBIT 24.3



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Louis H. Borders and Kevin R. Czinger, and each of them his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment or post-effective amendment to the Registration on Form S-1 (SEC file no. 333-84703) of Webvan Group, Inc. or any abbreviated registration statement (including, without limitation, any additional registration filed pursuant to Rule 462 under the Securities Act of
1933) with respect thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     This Power of Attorney has been signed on September 22, 1999.


                                              /s/ GEORGE T. SHAHEEN
                                              ----------------------------------
                                              George T. Shaheen,
                                              President, Chief Executive Officer
                                              and Director of Webvan Group, Inc.